================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                UNB CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

                                    UNB Corp.
                                United Bank Plaza
                             220 Market Avenue South
                               Canton, Ohio 44702






                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                                 April 20, 1999



      The 1999 Annual Meeting of the Shareholders of UNB Corp. (the "Corporation") will be held in the Ballroom of the Canton Hilton, 320 Market Avenue South, Canton, Ohio, on Tuesday, April 20, 1999, at 12:30 p.m., for the following purposes:

      (1) To elect four directors, each to serve for a term of three years.

      (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only those Shareholders of record at the close of business January 31, 1999, shall be entitled to notice of and to vote at said meeting or any adjournment thereof.
      We urge you to sign and return the enclosed proxy card as promptly as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy.





                                        /s/ Robert M. Sweeney
                                        ROBERT M. SWEENEY
                                        Secretary




Canton, Ohio
February 19, 1999

                                    UNB Corp.
                                United Bank Plaza
                             220 Market Avenue South
                               Canton, Ohio 44702

                      VOTING AND PROXY SOLICITATION MATTERS
                      -------------------------------------
     This proxy statement is furnished to Shareholders of UNB Corp. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held in the Ballroom of the Canton Hilton, 320 Market Avenue South, Canton, Ohio, on Tuesday, April 20, 1999, at 12:30 p.m.
     This proxy statement and proxy are being mailed on or about February 19, 1999. The accompanying proxy is solicited by the Board of Directors. It is contemplated that solicitation of proxies will be by use of the mails only. However, in addition, solicitation may be made by telephone, telegraph, or facsimile by officers or by employees of UNB Corp., or by officers or by employees of the United National Bank & Trust Co. (the "Bank"). The cost of such solicitation will be borne by the Corporation. UNB Corp. may reimburse brokerage firms and nominees for reasonable expenses incurred by them, and approved by UNB Corp., in forwarding proxy materials to beneficial owners. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by giving written or oral notice to the secretary of the meeting.
      Shareholders of record at the close of business on January 31, 1999, are entitled to notice of and to vote at the meeting. Shareholders of record will be entitled to one vote for each share held by them on the record date for all matters which come before the meeting. Shareholders have no cumulative voting rights. The number of no par value shares outstanding as of January 31, 1999, including 303,480 shares acquirable within sixty days through the exercise of stock options, was 11,389,397.
     The Trust Department of the United National Bank & Trust Co. holds shares of UNB Corp. stock with voting authority in various fiduciary capacities. The total number of shares held by the Trust Department on January 31, 1999, was 2,190,655 shares representing 19.2% of the shares outstanding. The number of shares held by the Trust Department as sole trustee or executor, which will not be voted in the election of directors, is 133,851 shares (1.2% of the shares outstanding). Voting rights of the remaining 2,056,804 shares (18.1% of the shares outstanding) will be passed through to the various trust donors, beneficiaries, or others pursuant to the terms of the Trust documents. All directors and officers as a group beneficially own 1,667,263 shares (14.6% of the shares outstanding). This includes 303,480 shares which are acquirable within sixty days through the exercise of stock options. No individual beneficially owns over 5% of the shares outstanding.



                              ELECTION OF DIRECTORS
                              ---------------------
     Under the Code of Regulations of UNB Corp., the Board of Directors is divided into three classes, designated as Class I, Class II, and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by the Board of Directors. Currently, that number has been fixed at fourteen. The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting. At the forthcoming Annual Meeting, the Shareholders will be asked to elect four directors of Class II. Those nominees receiving the greatest number of votes will be elected as directors. There is no minimum number of votes required to elect a director.
     The nominees for election at the forthcoming Annual Meeting are Messrs. E. Lang D'Atri, Robert L. Mang, Roger L. Mann, and Marc L. Schneider. The nominees are presently directors of the Corporation.
     The persons named in the enclosed form of proxy will vote the proxy in accordance with the choices specified. If no choices are specified, it is the intention of the persons named in the enclosed form of proxy to vote for the four nominees named above. Proxies cannot be voted for a greater number of persons than the number of nominees named.

                           INFORMATION AS TO NOMINEES
                           --------------------------
      The names of the nominees for the election as directors, together with specific information about the nominees, are as follows:

                                                                                    UNB Corp.
                                                                                     Shares                              % of
                                                                                      Owned                            Board and
                                                                    Year of      Beneficially(1)                       Committee
                                       Principal Occupation         Initial       (January 31,          % of           Meetings
Name                            Age    (Past Five Years)           Election           1999)          Outstanding       Attended
------------------------------------------------------------------------------------------------------------------------------------
Class II
(Term expires in 2002)

E. Lang D'Atri                  60     Attorney at Law, Zollinger,  1978          76,715(2)            .67%             91%
                                       D'Atri, Gruber, Thomas &
                                       Co; Formerly Attorney
                                       at Law, Day, Ketterer,
                                       Raley, Wright & Rybolt
Robert L. Mang                  66     Retired President             1976         268,322(3)           2.36%             89%
                                       and Chief Executive
                                       Officer of UNB Corp.
                                       Retired President
                                       and Chief Executive
                                       Officer of
                                       United National Bank &
                                       Trust Co.
Roger L. Mann                   56     President and Chief           1997          10,297(4)            .09%             94%
                                       Executive Officer of
                                       UNB Corp.
                                       Chief Executive Officer
                                       of United National
                                       Bank & Trust Co.
                                       Formerly Chairman and
                                       Chief Executive Officer
                                       of the Community Bank
                                       North Region,
                                       Banc One Corporation,
                                       Columbus, Ohio
Marc L. Schneider               39     Vice President, Schneider     1998          32,850(5)            .29%             95%
                                       Lumber Compan






            INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE WILL
                    CONTINUE AFTER THE 1999 ANNUAL MEETING
--------------------------------------------------------------------------------
      The names of the remaining directors, together with specific information about the directors, are as follows:

                                                                                   UNB Corp.
                                                                                     Shares                              % of
                                                                                      Owned                            Board and
                                                                    Year of      Beneficially(1)                       Committee
                                       Principal Occupation         Initial       (January 31,          % of           Meetings
Name                            Age    (Past Five Years)           Election           1999)          Outstanding       Attended
------------------------------------------------------------------------------------------------------------------------------------
Class III
(Term expires in 2000)
Louis V. Bockius III            63     Chairman,                     1997          79,725               .70%              71%
                                       Bocko, Inc.
Harold M. Kolenbrander          60     President,                    1997           6,661(6)            .06%              96%
                                       Mount Union College
Russell W. Maier                62     Vice Chairman, Republic       1997          18,287(6)            .16%              91%
                                       Technology International;
                                       Formerly Chairman
                                       and Chief Executive Officer,
                                       Republic Engineered
                                       Steels, Inc.
Abner A. Yoder                  66     President,                    1997          40,227(6)            .35%              73%
                                       Stark Truss Co., Inc.
Robert J. Gasser                67     Consultant, John              1998         100,952(5)            .89%              91%
                                       Gasser & Son, Co., Inc.;
                                       Formerly Chief Executive
                                       Officer, John Gasser & Son,
                                       Co., Inc.



                                                                                    UNB Corp.
                                                                                     Shares                              % of
                                                                                      Owned                            Board and
                                                                    Year of      Beneficially(1)                       Committee
                                       Principal Occupation         Initial       (January 31,          % of           Meetings
Name                            Age    (Past Five Years)           Election           1999)          Outstanding       Attended
------------------------------------------------------------------------------------------------------------------------------------
Class I
(Term expires in 2001)
Edgar W. Jones, Jr.             56     President, Hal Jones          1979        166,865(7)             1.47%             79%
                                       Construction Co.
James A. O'Donnell              69     Retired President             1969         13,776(2)              .12%             79%
                                       of UNB Corp.
                                       Retired President
                                       of United National
                                       Bank & Trust Co.
Donald W. Schneider             68     President, Schneider          1967        431,237(2)             3.79%             87%
                                       Lumber Company
Nan Johnston                    66     Director, Stark County        1998          1,472(5)              .01%            100%
                                       District Library
E. Scott Robertson              36     President, Robertson          1998          1,605(5)              .01%             67%
                                       Heating Supply Company

(1) Included in the shares set forth in the tables above are shares owned by the nominee or director, his wife, minor children, and certain other family members, and shares over which the nominee or director has full, or shares, voting control and power of disposition. Percentages of outstanding shares are calculated using 11,085,917 shares outstanding plus 303,480 shares acquirable within sixty days through the exercise of stock options.
(2) Includes 3,000 shares which Messrs. O'Donnell, D. Schneider, and D'Atri individually have the right to acquire within sixty days through the exercise of stock options.
(3) Includes 139,472 shares which Mr. Mang has the right to acquire within sixty days through the exercise of stock options.
(4) Includes 5,835 shares which Mr. Mann has the right to acquire within sixty days through the exercise of stock options.
(5) Includes 1,400 shares which Messrs. M. Schneider, Robertson, Gasser, and Mrs. Johnston individually have the right to acquire within sixty days through the exercise of stock options.
(6) Includes 2,400 shares which Messrs. Kolenbrander, Maier, and Yoder individually have the right to acquire within sixty days through the exercise of stock options.
(7) Includes 9,543 shares held in trust or by Hal Jones Construction Co. for which Mr. Jones retains voting power and 3,000 shares which Mr. Jones has the right to acquire within 60 days through the exercise of stock options.

                  THE BOARDS OF DIRECTORS AND THEIR COMMITTEES
                  --------------------------------------------
     In 1998, there were a total of seven regularly scheduled or special meetings of the Board of Directors of UNB Corp. All UNB Corp. Board members served on the Board of Directors of the United National Bank & Trust Co., the Corporation's wholly owned subsidiary. In 1998, there were a total of twelve regularly scheduled or special meetings of the Board of Directors of the Bank.
     Messrs. Mann, D. Schneider, D'Atri, and M. Schneider served on the Board of Directors of United Banc Financial Services, Inc., a wholly owned subsidiary of UNB Corp. This Board met one time in 1998. United Banc Financial Services, Inc. is a consumer finance company that originates personal loans.
     Messrs. D. Schneider, M. Schneider, D'Atri, and Mann served on the Board of Directors of United Mortgage Corporation, a wholly owned subsidiary of UNB Corp. This Board did not meet in 1998. United Mortgage Corporation is an inactive mortgage company that originates home loans for sale to the Bank and other investors.
     United Insurance Agency, Inc. is an inactive subsidiary of UNB Corp., which is seeking a license from the state of Ohio to sell insurance products. The Board of Directors of this subsidiary consists of Messrs. Roger L. Mann, Thomas
A. Reitan, James J. Pennetti, Charles J. Berry, and Todd S. Bundy. The Board met one time in 1998.
     The Executive Committee of UNB Corp. consisted of Messrs. D. Schneider, M. Schneider, Gasser, Mann, D'Atri, and Yoder. The Executive Committee of the Corporation is authorized to act in the absence of the Board of Directors in all Board related matters. The Committee met eight times in 1998.

     The Nominating Committee of UNB Corp. consisted of Messrs. Mann, D. Schneider, and D'Atri. The Nominating Committee will consider nominees recommended by Shareholders and submitted in writing to Mr. Mann. No nominees for directors will be accepted from the floor at the Annual Meeting. The Committee did not meet in 1998.
     The Compensation and Pension Committee of UNB Corp. consisted of Messrs. Bockius III, D. Schneider, Maier, Yoder, and Robertson. The Function of the Compensation and Pension Committee is to review salaries and benefits of officers and employees. The Committee met three times in 1998.
     The Mergers and Acquisition Committee of UNB Corp. consisted of Messrs. D. Schneider, D'Atri, Mang, Maier, and Mann. The Function of the Mergers and Acquisition Committee is to develop and implement the Board of Directors' acquisition strategy for the Corporation and the Bank. The Committee met one time in 1998.
     The Audit Committee of UNB Corp. consisted of Messrs. Kolenbrander, D. Schneider, Mang, and Mrs. Johnston. The functions of the Audit Committee are to review the results of the external audit performed by Crowe, Chizek and Company, to oversee the scope and results of the audit procedures performed by the internal audit staff, and to review the adequacy of the Corporation's and the Bank's systems of internal controls. The Committee met five times in 1998.
     The Succession Committee of UNB Corp. consisted of Messrs. Bockius III, D'Atri, Kolenbrander, Mann, Mang, and D. Schneider. The function of the Succession Committee is to plan for management succession to ensure the continued successful operation of the Corporation and the Bank. The Committee did not meet in 1998.
     The United National Bank & Trust Co. has a Trust Committee and an Executive Committee.
     The Executive Committee of the Bank consisted of Messrs. D. Schneider, Gasser, Mann, D'Atri, M. Schneider, and Yoder. The Executive Committee of the Bank is authorized to act in the absence of the Board of Directors in all Board-related matters. The Committee met thirty times in 1998.
     The Trust Committee of the Bank consisted of Messrs. D'Atri, Bockius III, Mann, and M. Schneider. The Trust Committee oversees the Trust Department function. The Committee met six times in 1998.
      Each nonemployee director of UNB Corp.'s Board of Directors is paid $300 per UNB Corp. Board meeting attended. Nonemployee members of all UNB Corp. Committees receive $150 per committee meeting attended. The Bank pays each nonemployee director $300 per month plus $300 per Bank Board meeting attended. Each nonemployee member of the Bank's Executive Committee also receives $350 per month. Nonemployee members of all other committees receive $150 per committee meeting attended. The Chairman of the Boards of Directors of UNB Corp. and the United National Bank & Trust Co. receives a fee of $2,500 per month.

                    COMPENSATION AND PENSION COMMITTEE REPORT
                                  JANUARY 1999
                    -----------------------------------------
     The Compensation and Pension Committee's Report to the Shareholders which follows was approved and adopted by the Committee on January 4, 1999, and approved by the Board of Directors on January 14, 1999. The members of the Compensation and Pension Committee are all independent directors.
     UNB Corp. did not incur any salary expense in 1998. UNB Corp. or its subsidiaries provided a pension plan, a profit sharing tax-deferred savings plan, an incentive compensation plan, and other benefits to its officers. Expenses associated with these plans or benefits are paid for by the subsidiaries.
     The Compensation Plan for the executive officers listed in the table below consisted of these components: a base salary; the UNB Corp. R.O.E. Operating Model Incentive Program; the 1987 Stock Option and Performance Unit Plan; and the UNB Corp. 1998 Stock Option Plan. Also, the executive officers listed below are eligible for the UNB Tax Deferred Savings Plan and the UNB Corp. and Affiliates Deferred Compensation Plan. All executive officers of the Corporation are also executive officers of the Bank.
     On December 10, 1997, UNB Corp.'s Compensation and Pension Committee adopted the UNB Corp. R.O.E. Operating Model Incentive Program. This Model, which is based on the achievement of financial goals, allows all UNB Corp. and its affiliates' employees an opportunity to earn an incentive over and above their base salaries. The UNB Corp. R.O.E. Operating Model Incentive Program provides for a percentage of the Corporation's income to be available for distribution to all eligible employees of the Corporation or its subsidiaries based on achieving a certain level of pre-tax income and Return on Equity. The underlying principle of this Model is to reward for specific performance. Eligibility and allocation of incentive awards are determined by the Compensation and Pension Committee and approved by the Board of Directors. Incentive awards are paid in the first quarter of the year following the year in which the performance objectives were achieved. In 1998, the performance of the executive officers listed in the table below was evaluated under the UNB Corp. R.O.E. Operating Model Incentive Program.

     The 1987 Stock Option and Performance Unit Plan and the UNB Corp. 1997 Stock Option Plan were designed to benefit the Corporation and its Shareholders by enabling the Corporation and its subsidiaries to attract and retain a strong management group. They are long-term incentive compensation plans designed to provide a competitive incentive and reward program for the participants who remain with the Corporation or its subsidiaries on a long-term basis. The grants are targeted based on the Corporation's Return on Equity performance and the optionees' performance level as determined during the annual management review process. Officers of the Corporation and its subsidiaries are eligible to participate in the Plans.

     Effective October 1, 1984, the UNB Tax-Deferred Savings Plan (401-K) was established. Qualification of the Plan was received on May 22, 1987. All full-time employees are eligible to participate in the Plan, subject to certain eligibility requirements established by the Plan. The Chief Executive Officer and the other executive officers are participants in the Plan on the same basis as all other eligible employees. Participants are permitted to make voluntary contributions to their accounts in the Plan. Participants' contributions are invested, by their choice, in one of four funds. The Corporation can, upon approval of the Board of Directors, make a matching contribution to the Plan. The contribution is invested in UNB Corp. common stock for the employee. All employees of UNB Corp., or its subsidiaries, as of December 31, 1989, are 100% vested in the Plan. All employees hired after December 31, 1989, must accumulate three years of service to achieve 100% vesting of the Corporation's contributions.

     The UNB Corp. and Affiliates Deferred Compensation Plan provides an opportunity for the participants to accumulate supplemental funds for retirement on a tax-deferred basis. The purpose of this Plan is to aid the Corporation and its subsidiaries in attracting and retaining senior officers of exceptional ability by providing such individuals with the benefits of deferring compensation under such a Plan. There is no financial contribution to this Plan by either UNB Corp. or its subsidiaries. Mr. Mann, President and Chief Executive Officer of the Corporation, is currently participating in this Plan.

     The base salary and the cash incentive paid under the UNB Corp. R.O.E. Operating Model Incentive Program to the Chief Executive Officer are based on the achievement of performance objectives established and approved by the Board of Directors. The Chief Executive Officer's performance objectives are related directly to the Corporation's performance as measured by its Return on Equity and its actual net income compared to a targeted net income figure as approved by the Board of Directors.

     Executive officers' salaries are based on the achievement of specific functional, managerial, and individual objectives which are established each year by the Chief Executive Officer. Cash incentives paid under the UNB Corp. R.O.E. Operating Model Incentive Program to the executive officers are determined by the overall performance of the Corporation as measured by the Corporation's Return on Equity.

                         Louis V. Bockius III, Chairman
                               Donald W. Schneider
                                 Abner A. Yoder
                                Russell W. Maier
                               E. Scott Robertson

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                                 Long-Term Compensation
                                                                                 -----------------------------
                                     Annual Compensation                         Awards                Payouts
------------------------------------------------------------------------------------------------------------------------------------

                                                                                     Securities
                                                                                     Underlying
Name and                                                  Other       Restricted    Options/Stock      Long-Term             All
Principal                                                Annual          Stock      Appreciation       Incentive            Other
Position                 Year    Salary      Bonus    Compensation      Awards       Rights (#)*      Plan Payouts      Compensation
------------------------------------------------------------------------------------------------------------------------------------

Roger L. Mann,           1998   $204,411  $ 53,691      $ -0-             -0-      29,176 options        $-0-            $ 6,400(3)
President and Chief      1997   $105,000  $118,288(2)   $ -0-             -0-         -0- options        $-0-            $39,607(4)
Executive Officer
UNB Corp.
Chief Executive
Officer
United National Bank
& Trust Co.(1)
Leo E. Doyle,            1998   $131,131  $ 36,279      $ -0-             -0-      12,706 options        $-0-            $ 6,400(3)
Executive Vice           1997   $122,090  $ 31,389      $ -0-             -0-      12,600 options        $-0-            $ 5,766(3)
President                1996   $113,300  $ 21,300      $ -0-             -0-      12,000 options        $-0-            $ 5,524(3)
United National Bank
& Trust Co.
James J. Pennetti,       1998   $126,074  $ 34,915      $ -0-             -0-      12,198 options        $-0-            $ 5,856(3)
Vice President           1997   $117,428  $ 30,209      $ -0-             -0-      12,200 options        $-0-            $ 5,528(3)
Treasurer                1996   $108,860  $ 20,466      $ -0-             -0-      11,520 options        $-0-            $ 5,308(3)
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.
Robert M. Sweeney,       1998   $109,985  $ 30,661      $ -0-             -0-      11,494 options        $-0-            $ 6,181(3)
Secretary                1997   $102,894  $ 44,539      $ -0-             -0-      11,600 options        $-0-            $ 4,946(3)
UNB Corp.                1996   $ 95,932  $ 20,434      $ -0-             -0-      10,856 options        $-0-            $ 4,713(3)
Executive Vice
President
United National Bank
& Trust Co.
Charles J. Berry,        1998   $ 88,050  $ 24,496      $ -0-             -0-       6,586 options        $-0-            $ 4,439(3)
Senior Vice President    1997   $ 83,702  $ 22,934      $ -0-             -0-       6,400 options        $-0-            $ 4,040(3)
Chief Financial Officer
United National
Bank & Trust Co.

*NOTE: THERE WERE NO STOCK APPRECIATION RIGHTS GRANTED IN THE FISCAL YEARS ENDING DECEMBER 31, 1998, 1997, AND 1996.

(1)  Mr. Mann assumed his position as Chief Executive Officer on May 31, 1997.

(2) The total represents a $54,000 cash bonus paid to Mr. Mann in 1997, and an award of 3,700 shares of UNB Corp. stock on June 1, 1997, with a market value of $64,288, both made under the terms of his employment.

(3) The total represents payments by the Bank under the UNB Tax-Deferred Savings Plan.

(4) The total represents $33,207 paid to Mr. Mann for relocation expenses under the terms of his employment and $6,400 paid by the Bank under the UNB Tax-Deferred Savings Plan.

                    FIVE-YEAR SHAREHOLDER RETURN COMPARISON
                    ---------------------------------------
      The Securities and Exchange Commission requires that UNB Corp. include in this proxy statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation.

         COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS(1) AMONG UNB CORP., THE S&P 500 STOCK INDEX, AND THE DOW JONES REGIONAL BANK INDEX







                                                                1993        1994        1995       1996        1997        1998

                      Dow Jones Regional Bank Index(2)          $100       $96.24      $153.91    $211.43     $330.27     $371.17
                      S&P 500 Stock Index(2)                    $100       $101.32     $139.40    $171.40     $228.59     $293.91
                      UNB Corp.(2)                              $100       $136.55     $160.14    $223.16     $297.24     $308.50


(1) Assumes a reinvestment of dividends and a $100 initial investment on December 31, 1993, in UNB Corp., the S&P 500 Stock Index, and the Dow Jones Regional Bank Index.

(2)  Based on quarterly dividends and quarterly closing stock prices.


                   1987 STOCK OPTION AND PERFORMANCE UNIT PLAN
                   -------------------------------------------
     Pursuant to the 1987 Stock Option and Performance Unit Plan (the "Stock Option Plan"), which was approved by the Shareholders at the 1987 Annual Meeting, there are outstanding Options to purchase an aggregate of 372,622 shares of common stock of UNB Corp. at a price equal to 100% of the fair market value of the common stock on the respective dates on which the Options were granted. The outstanding Options expire ten years from the date of grant.
     The Compensation and Pension Committee of the Board of Directors has exclusive power to determine which employees participate in the Stock Option Plan and the type and amount of awards to be made under the Stock Option Plan. Options granted under the Stock Option Plan qualify as Incentive Stock Options as determined under the Internal Revenue Code. No awards may be made under the Stock Option Plan after February 11, 1997.
     Once awarded, each Option cannot be exercised sooner than three years from the date of grant nor later than ten years from the date of grant. An Option may be exercised only while an Optionee is an employee of the Corporation (or a subsidiary) or within ninety days after termination of employment for any reason other than death or total disability, but only to the extent that it was exercisable at the date of termination. If the Optionee is terminated by reason of total disability, his Options may be exercised in full or in part, to the extent not previously exercised, within one year following termination of employment (but not later than the expiration date of such Options). If the Optionee shall cease to be employed by the Corporation by reason of normal retirement (as defined in the Corporation's Pension Plan), the Options shall terminate and may no longer be exercised, except that within the period of ninety days following such retirement, but not later than the expiration date of the Options, the Options may be exercised in full or in part to the extent not previously exercised. If an Optionee's employment is terminated by death or if he dies within ninety days after cessation of employment, a person entitled by will or by the laws of descent and distribution to exercise the Options may exercise the Options in full or in part at any time prior to the expiration date of the Options to the extent not previously exercised.
     Once an Option is awarded, the Optionee, after the third consecutive year of employment following the grant, may exercise the Option and purchase up to 25% of the total number of shares allowed by the Option. After the fourth consecutive year of employment following the grant, the Optionee may exercise the Option and purchase up to 50% of the total number of shares allowed by the Option. The Option shall be fully exercisable and the Optionee may exercise the Option and purchase 100% of the total number of shares allowed by the Option after the fifth consecutive year of employment following the grant.
     Payment for shares upon exercise of an Option under the Stock Option Plan may be made in cash or by delivery of previously issued shares of common stock of the Corporation having a fair market value equal to the exercise price, or a combination of cash and shares. There is reserved for issuance upon exercise of stock options granted under the Stock Option Plan a total of 372,622 common shares of the Corporation.


                        UNB CORP. 1997 STOCK OPTION PLAN
                        --------------------------------
     Pursuant to the UNB Corp. 1997 Stock Option Plan (the "Plan"), which was approved by the Shareholders at the 1997 Annual Meeting, there are outstanding Options to purchase an aggregate of 114,444 shares of common stock of UNB Corp. at a price equal to 100% of the fair market value of the common stock on the respective dates on which the Options were granted. The outstanding Options expire ten years from the date of grant.
     Messrs. Mang, D. Schneider, D'Atri, Jones, Jr., and O'Donnell each have 3,000 Options to purchase shares of common stock under the Plan. Messrs. Kolenbrander, Maier, and Yoder each have 2,400 Options to purchase shares of common stock under the Plan. Messrs. Gasser, Robertson, M. Schneider, and Mrs. Johnston each have 1,400 Options to purchase shares of common stock under the Plan.
     There is reserved for issuance upon exercise of stock options granted under the Plan a total of 996,200 common shares of the Corporation.
     Under the Plan, certain key employees and directors ("Optionees") of the Corporation or the Bank are eligible to receive Options to purchase a certain number of the shares of the Corporation's common stock subject to certain conditions. The purpose of the Plan is to advance the interests of the Corporation and the Bank by giving key employees and directors of the Corporation or the Bank additional incentive to promote the success of the Corporation and to remain in the Corporation's or the Bank's service. It is believed this can be accomplished by providing such persons the opportunity to acquire additional equity interest in the Corporation, therefore further aligning their interests with those of the other Shareholders. In addition, the Plan enables the Corporation to offer an attractive incentive compensation program to key employees of prospective acquisition candidates. The Corporation believes that this is an important factor in promoting its long-term growth.
     Under the Plan, officers and other executive, supervisory, and management employees of the Corporation or the Bank, who, in the sole discretion of a committee comprised of nonemployee directors appointed by the Board of Directors, have substantial responsibility for the direction and management of the Corporation or the Bank and/or are in a position to contribute materially to the Corporation's continued growth, development, and long-term success may, from time to time, be granted Options to purchase a given number of shares of the Corporation's stock, subject to certain terms and conditions.
     The Plan contemplates the award of both Incentive Stock Options (ISO's) under the Internal Revenue Code of 1986, as amended, as well as Nonqualified Stock Options (NQSO's). The classification of an Option as an ISO provides certain tax benefits to the Optionee, most notably a deferral of taxation from the date of exercise (when NQSO's would ordinarily be taxable) to the date of the sale of the underlying shares acquired by the exercise of such Option. When exercised, the holder of an ISO recognizes no taxable income, and the Corporation can claim no deduction. NQSO's are Options which do not receive special tax treatment under the Internal Revenue Code. When exercised, the holder of an NQSO recognizes taxable income on the difference between the price paid for the Option shares pursuant to the Option and the fair market value of the shares purchased pursuant to the Option on the date of the exercise.
     The Plan provides for specific grants of Options to the Corporation's directors, directors of subsidiaries of the Corporation, directors of subsidiaries of the Bank, and the Corporation's Chief Executive Officer. At the initiation of the Plan, each nonemployee director of the Corporation and the Corporation's Chief Executive Officer received Options for 2,000 shares. Each person who was a director of any subsidiary of the Corporation, or any subsidiary of the Bank and was not a director of the Corporation, received Options for 1,400 shares. In years subsequent to the initiation of the Plan, new directors meeting the definitions above shall be awarded Options for 2,000 shares and 1,400 shares, respectively, upon becoming a director, and returning directors shall receive Options for 1,000 shares and 700 shares, respectively.
     A committee comprised of nonemployee directors of the Board of Directors of the Corporation has full authority and sole discretion with respect to administration of the Plan. In this regard, a committee comprised of nonemployee directors has sole discretion, subject to the specific grants contained and terms set forth in the Plan, as to: (a) the persons to whom Options will be granted, when such Options will be granted, and the number of shares and terms with respect to such Options; (b) prescribe rules and regulations for administering the Plan; and (c) decide any question arising as to the interpretations or applications of any provisions under the Plan. All Options granted under the Plan shall be required to be exercised within ten years of the date of the grant of the Options.
     Under the Plan, a committee comprised of nonemployee directors may grant Options on up to 1,000,000 shares which are available to be optioned under the Plan. The price to be paid under the Plan shall be the fair market value per share of the Corporation's common stock on the date the Option is granted. No Option shall be exercisable after the expiration of ten years after the date of the grant of such Option. ISO's granted to a person who owns greater than ten percent of the common stock of the Corporation must be granted at a price equal to 110% of the fair market value per share of the Corporation's common stock on the date the Option is granted and must be exercised within five years of the date of such grant. No person presently owns ten percent of the Corporation's common stock. In addition, the Plan contains a limitation which provides that the aggregate fair market value, as determined at the time of the grant of such Options, for which ISO's are exercisable for the first time under the terms of the Plan, by the employee during any calendar year, cannot exceed $100,000.
     Except in certain limited circumstances as set forth in the Plan, Optionees of ISO's must be employees of the Corporation or the Bank at the time of the exercise of any Options, and all Options not exercised at the time that any such Optionee ceases to be an employee of the Corporation or the Bank shall be canceled and the shares subject to such Options shall be made available to be optioned under the Plan again.
     Further, any person eligible for participation in the Plan, notwithstanding such status, shall not acquire any rights, as a result of such eligibility, to retain their employee status with the Corporation or the Bank for any specific period of time.
     All persons to whom Options are granted under the Plan shall be given written notice of such grant and shall be required to execute a separate Stock Option Agreement with the Corporation before such Options will take effect. In order to exercise the Options, the Optionee shall be required to provide a written notice of intent to exercise to the Corporation accompanied by full payment for the shares being acquired as provided under the Plan. No Optionee shall acquire any shareholder rights with respect to the shares purchased pursuant to the exercise of such Options until the Corporation has issued a certificate or certificates evidencing those shares to the exercising Optionee.
     The Plan also provides for the award of Stock Appreciation Rights (SAR's) in tandem with an Option to purchase shares of the Corporation under the Plan. A SAR provides the Optionee with a cash benefit equal to the excess of the fair market value for a share of the Corporation's common stock on the exercise date over the fair market value for a share of stock on the date that the SAR was granted. The total appreciation available to an Optionee from any exercise of a SAR is equal to the number of SAR's being exercised times the amount of appreciation per SAR. An Optionee may exercise a SAR only in conjunction with the exercise of the Option to which the SAR is attached, and it may be exercised only at such times and by such persons as may exercise Options under the Plan.

               OPTIONS/STOCK APPRECIATION RIGHTS GRANTED IN 1998
               -------------------------------------------------

                                                                                                     Potential Realizable Value at
                                                                                                     Assumed Annual Rates of Stock
                                                   Individual Grants                              Price Appreciation for Option Term
------------------------------------------------------------------------------------------------------------------------------------
                                              % of Total
                           Number of         Options/Stock
                     Securities Underlying    Appreciation
                         Options/Stock      Rights Granted
                         Appreciation         to Employees Exercise      Expiration
Name                  Rights Granted (#)*       in 1998      Price          Date                5%               10%
------------------------------------------------------------------------------------------------------------------------------------

Roger L. Mann,           29,176 options          33.7%      $19.63/    January 1, 2008       $360,324          $912,917
President and Chief                                          share
Executive Officer of
UNB Corp. and Chief
Executive Officer of
United National Bank
& Trust Co.

Leo E. Doyle,            12,706 options          14.7%      $19.63/    January 1, 2008       $156,919          $397,571
Executive Vice                                               share
President
United National Bank
& Trust Co.

James J. Pennetti,       12,198 options          14.1%      $19.63/    January 1, 2008       $150,645          $381,675
Vice President                                               share
Treasurer
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.

Robert M. Sweeney,       11,494 options          13.3%      $19.63/    January 1, 2008       $141,951          $359,647
Secretary                                                    share
UNB Corp.
Executive Vice
President
United National Bank
& Trust Co.

Charles J. Berry,        6,586 options            7.6%      $19.63/    January 1, 2008       $ 81,337          $206,076
Senior Vice President                                        share
Chief Financial
Officer
United National
Bank & Trust Co.

*NOTE: THERE WERE NO STOCK APPRECIATION RIGHTS GRANTED IN THE FISCAL YEAR ENDING
       DECEMBER 31, 1998.

       AGGREGATED OPTIONS/STOCK APPRECIATION RIGHTS EXERCISED IN 1998 AND
         FISCAL YEAR-END 1998 OPTIONS/STOCK APPRECIATION RIGHTS VALUES

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Number of Securities Underlying         Value of Unexercised
                                                                   Unexercised Options/Stock             In-The-Money Options/
                                                                   Appreciation Rights* at               Stock Appreciation Rights*
                                                                   Fiscal Year-End 1998 (#)              at Fiscal Year-End 1998
                              Shares
                             Acquired             Value
Name                        on Exercise          Realized          Exercisable/Unexercisable             Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
Roger L. Mann,                  -0-            $  -0-                 -0-            29,176               $  -0-        $ 10,795
President & Chief
Executive Officer UNB
Corp. Chief Executive
Officer United National
Bank & Trust Co.

Leo E. Doyle,                   -0-            $  -0-                35,884          51,722               $ 507,748     $338,685
Executive Vice
President
United National
Bank & Trust Co.

James J. Pennetti,             6,272           $ 123,005             44,150          49,752               $ 642,509     $325,599
Vice President
Treasurer
UNB Corp.
Executive Vice
President
United National
Bank & Trust Co.

Robert M. Sweeney,              -0-            $  -0-                48,854          46,992               $ 721,639     $307,407
Secretary
UNB Corp.
Executive Vice
President
United National
Bank & Trust Co.

Charles J. Berry,               -0-            $  -0-                 2,954           21,536              $ 37,651      $117,895
Senior Vice President
Chief Financial
Officer
United National
Bank & Trust Co.

     *NOTE: THERE WERE NO STOCK APPRECIATION RIGHTS EXERCISED IN 1998 NOR WERE
            THERE ANY STOCK APPRECIATION RIGHTS OUTSTANDING AT FISCAL YEAR-END 1998.


                                  PENSION PLAN
                                  ------------

     Executive officers of UNB Corp. and the United National Bank & Trust Co. are participants in the UNB Corp.Pension Plan (the "Plan") which is a Defined Benefit Plan for all eligible full-time employees as defined by the Plan.

     The following table sets forth retirement benefits at various levels of compensation and years of service based upon retirement at age 65. For this table, benefits are based on 1998 Plan provisions using a male born in 1935.


                               PENSION PLAN TABLE
                               ------------------

 REMUNERATION                 YEARS OF SERVICE
 ------------                 ----------------
                    15             20            25             30             35
                    --             --            --             --             --
   $125,000       $38,799        $51,732       $64,665        $64,665        $64,665
   $150,000       $47,237        $62,982       $78,728        $78,728        $78,728
   $175,000       $47,237        $62,982       $78,728        $78,728        $78,728
   $200,000       $47,237        $62,982       $78,728        $78,728        $78,728
   $225,000       $47,237        $62,982       $78,728        $78,728        $78,728
   $250,000       $47,237        $62,982       $78,728        $78,728        $78,728
   $300,000       $47,237        $62,982       $78,728        $78,728        $78,728
   $400,000       $47,237        $62,982       $78,728        $78,728        $78,728
   $450,000       $47,237        $62,982       $78,728        $78,728        $78,728
   $500,000       $47,237        $62,982       $78,728        $78,728        $78,728

     NOTE: BENEFITS LISTED DO NOT INCLUDE SOCIAL SECURITY BENEFITS. THE MAXIMUM
           ANNUAL SALARY ALLOWABLE FOR 1998 IS $160,000 FOR A DEFINED BENEFIT
           PLAN.


     A participant's remuneration covered by the Plan is his or her annual compensation as defined by the Plan averaged over the three highest consecutive compensation periods as defined in the Plan. For the named executives as of the end of the last calendar year, the covered compensation is: Mann, $160,000; Doyle, $140,211; Pennetti, $135,472; Sweeney, $125,093; and Berry, $96,831. The
estimated years of service for each named executive is as follows: Mann, two years; Doyle, twenty-two years; Pennetti, twenty-six years; Sweeney, twenty-nine years; and Berry, eight years. Benefits are computed as a straight-life annuity beginning at age 65.




                          CHANGE OF CONTROL AGREEMENTS
                          ----------------------------

     On November 16, 1995, the Boards of Directors of the Corporation and the Bank approved the recommendation of the Compensation and Pension Committee and adopted and entered into Change of Control Agreements (the "Agreements") with the executive officers of the Bank, namely Leo E. Doyle, James J. Pennetti, and Robert M. Sweeney.
     On May 15, 1997, the Compensation and Pension Committee of the Board of Directors of the Corporation approved and granted a Change of Control Agreement for Roger L. Mann, President and Chief Executive Officer of UNB Corp. and Chief Executive Officer of the United National Bank & Trust Co. The terms of this Agreement were the same as the terms of the other executive officers' Agreements.
     On May 15, 1997, the Compensation and Pension Committee of the Board of Directors of the Corporation approved and granted a Change of Control Agreement for Charles J. Berry, Senior Vice President and Chief Financial Officer of the Bank. The terms of this Agreement were the same as the terms of the other executive officers' Agreements except that the terms of the Agreement as described in Section 4D of the Agreement were for one year.
     On December 10, 1997, the Compensation and Pension Committee of the Board of Directors of the Corporation amended the Change of Control Agreements for Messrs. Mann, Doyle, Pennetti, and Sweeney so that the terms of the Agreement as described in Sections 2A (4), 4C, and 4D of the Agreements were increased from two years to three years.
     The Agreements become effective only upon a change of control of the Corporation as defined in the Agreements. If, prior to a change of control, the executive's employment with the Corporation or the Bank is terminated by death, retirement, disability, resignation, or dismissal for any reason, the Agreement will terminate.
     The Board of Directors approved and adopted these Agreements in order to help to assure the objectivity of these executive officers in evaluating a potential change of control and in advising the Board of Directors of the Corporation whether or not a potential change of control would be in the best interests of the Corporation and its Shareholders. Further, these Agreements will help to assure the present and future continuity of executive management and will be an inducement for these key officers to remain in the employment of the Corporation and the Bank should a change of control occur.
     The Change of Control Agreements provide that upon termination of employment, as defined in the Agreements, within three years following a change of control (except in the case of Mr. Berry, two years), unless the executive is terminated for good cause as defined in the Agreements, the executive shall be entitled to severance compensation. The Agreements also provide that if the executive voluntarily terminates employment not earlier than six months and not later than nine months following a change of control, the executive shall be entitled to severance compensation.

      In the event of the termination of the executive's employment as described above, the executive shall be entitled to receive either a lump sum cash payment equal to three years of compensation (base salary plus incentive) or upon the executive's election, three years of compensation (base salary plus incentive) payable in equal monthly payments, in cash, without interest. Mr. Berry is entitled to one year of compensation (base salary plus incentive) under the terms of his Agreement.
      Following the termination of the executive's employment, the Corporation shall continue the executive's coverage in the Bank's health, disability, and life insurance plans, at the same levels that had been provided the executive immediately prior to his termination of employment, for a period of three years, except in the case of Mr. Berry, one year.
      Payments made to an executive under the terms of the Agreements shall be included within the definition of compensation for all qualified and nonqualified retirement plans of the Corporation or the Bank. The benefit period as defined in the Agreements shall be included within the computation of any and all years of service and/or age requirements for the determination of the amount of or vesting of benefits under the Corporation's or the Bank's qualified and nonqualified retirement plans.
      In the event of the termination of employment of the executives as defined in the Agreements, the executives shall be entitled to one year of out-placement services following termination of employment. All costs of such services shall be paid for by the Corporation.
      Under the terms of the Agreements, the Corporation and the executives agree to arbitrate any issue, misunderstanding, disagreement, or dispute in connection with the terms of the Agreements in accordance with the rules of the American Arbitration Association. Any and all costs associated with the executives' enforcement of the provisions of the Agreements through arbitration shall be borne by the Corporation.



                TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES
                ------------------------------------------------
     Some of the directors and officers of UNB Corp., and the companies with which they are associated, were customers of the Bank, and had banking transactions with the Bank in the ordinary course of business during 1998, and expect to have such banking transactions in the future. All loans and commitments for loans included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, did not involve more than normal risk of collectibility or present other unfavorable features. The aggregate amount of such loans and commitments outstanding at December 31, 1998, was $26,909,742, or 37.5%, of the Corporation's equity at year-end 1998.
     In 1998, Director E. Lang D'Atri was a partner in the law firm Day, Ketterer, Raley, Wright & Rybolt. In the ordinary course of business, UNB Corp. and the United National Bank & Trust Co. have retained the legal services of this firm in the past and may retain its services in the future. In 1998, the Corporation and the Bank paid a total of $14,089 to Day, Ketterer, Raley, Wright & Rybolt for legal services rendered by the firm.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
                -------------------------------------------------
     During the fiscal years ended December 31, 1998, 1997, and 1996, no director, officer, or other person required to file such reports failed to file reports required by Section 16(a) of the Exchange Act or failed to file such reports in a timely manner.



                                LEGAL PROCEEDINGS
                                -----------------
     There are no pending legal proceedings, other than ordinary routine litigation incidental to the business of UNB Corp., the United National Bank & Trust Co., or any other subsidiaries, to which the Corporation, the Bank, or any other subsidiaries are a party. There are no pending legal proceedings to which any director, officer, affiliate of the Corporation, any owner of record, or beneficiary of more than five percent (5%) of the common stock of the Corporation, or any associate of any such director, officer, affiliate of the Corporation, or security holder is a party adverse to the Corporation or any of its subsidiaries or has an interest adverse to that of the Corporation or any of its subsidiaries.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                         ------------------------------

     Crowe, Chizek and Company, Certified Public Accountants, served as independent public accountants for the purposes of auditing the Corporation's Annual Consolidated Financial Statements and for the preparation of consolidated tax returns for the fiscal year ended December 31, 1998. The appointment of independent public accountants is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated fees for professional services for the coming year. On January 14, 1999, the Board of Directors authorized the engagement of Crowe, Chizek and Company as independent public accountants for the year 1999.

     One or more representatives of Crowe, Chizek and Company will attend the Annual Meeting and will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

                             SHAREHOLDERS' PROPOSALS
                             -----------------------
     Proposals of Shareholders which are to be presented at the 2000 Annual Meeting of Shareholders of the Corporation must be received by the Corporation no later than October 21, 1999, for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting. Proposals should be sent by certified mail, return receipt requested, to Robert M. Sweeney, Secretary, UNB Corp., P.O. Box 24190, Canton, Ohio, 44701.

                                 OTHER BUSINESS
                                 --------------
     Management, at present, knows of no other business to be brought before the meeting. If any other business is presented at such meeting, the proxy will be voted in accordance with the recommendations of the Board of Directors.


                                             By order of the Board of Directors,



                                             /s/ Robert M. Sweeney



      Canton, Ohio                           ROBERT M. SWEENEY
      February 19, 1999                      Secretary
                                             -----------------------------------



      WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                                    UNB CORP.
         UNITED BANK PLAZA, 220 MARKET AVENUE SOUTH, CANTON, OHIO 44702

     The undersigned hereby appoints Robert L. Hammond, Todd S. Bundy, and George N. Swallow, or any one of them (with full power to act alone), my true and lawful attorney(s) for me and in my name, place and stead, to vote all shares of Common Stock of UNB Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 20, 1999, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.   Election of Directors.
              FOR all nominees listed           WITHHOLD AUTHORITY to vote for
        ----  below. (Except as           ----  all nominees listed below.
              directed to the contrary
              below)


        E. Lang D'Atri; Robert L. Mang; Roger L. Mann; Marc L. Schneider


INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

--------------------------------------------------------------------------------
2. To vote, in their discretion, upon such other business as may properly come before the meeting.

              (Continued, and to be signed and dated on other side)

                          (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO VOTE "FOR" ALL THE NOMINEES LISTED ABOVE WITH RESPECT TO THE ELECTION OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED ABOVE.

Please sign exactly as name(s) appears below.

                                Dated


Sign Here                               , 1999
          --------------------  -------

                                 Dated
Sign Here                               , 1999
          --------------------  -------


                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                    PLEASE SIGN, DATE, AND RETURN IMMEDIATELY USING THE ENCLOSED ENVELOPE.